EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck Vectors ETF Trust (comprising of Biotech ETF, Energy Income ETF, Environmental Services ETF, Gaming ETF, Pharmaceutical ETF, Retail ETF, Semiconductor ETF, Social Sentiment ETF, Video Gaming and eSports ETF, Morningstar Durable Dividend ETF, Morningstar Global Wide Moat ETF, Morningstar International Moat ETF, Morningstar Wide Moat ETF, Long/Flat Trend ETF, Real Asset Allocation ETF) do hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of VanEck Vectors ETF Trust for the period ending March 31, 2021 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck Vectors ETF Trust.

Dated: June 4, 2021	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck Vectors ETF Trust

Dated: June 4, 2021	/s/ John J. Crimmins
John J. Crimmins
Treasurer & Chief Financial Officer
VanEck Vectors ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.